EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

         Each of the following entities is organized under the laws of the state of Florida and will become a subsidiary of the Company pursuant to the Share Exchange Agreement referred to in Exhibit 2.1 to this Registration Statement.


Hops Grill & Brewery, Inc. (1)
Hops of Carrollwood, Inc. (1)
Hops of Palm Harbor, Inc. (1)
Hops of North Tampa, Inc. (1)
Hops of Port Richey, Inc. (1)
Hops of St. Petersburg, Inc. (1)
Hops of South Tampa, Inc. (1)
Hops of Northeast Florida, Inc.
Hops of the Rockies, Inc.
Hops of Southeast Florida, Inc.
Hops of South Florida, Inc.
Hops of Greater Orlando, Inc.
Hops of the Carolinas, Inc.
Hops of the Ohio Valley, Inc.
Hops of Southwest Florida, Inc.
Hops Partners, Inc.
Hops Partners II, Inc.
Hops Partners III, Inc.
Hops of Greater West Palm Beach, Inc.
Toomy LCN, Inc.
Hops Marketing, Inc.
Hops Properties, Inc.
Hops Restaurants, Inc.
Cypress Coast Construction Corp.

------------------------------------
(1)   Does business under the name "Hops Grill & Bar."